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                                                                EX-99

                          Investors Real Estate Trust
                            SUBSCRIPTION AGREEMENT

        AMOUNT $__________________  NUMBER OF COMMON SHARES ________________

OWNERSHIP      Name(s)_________________________________________________________
REGISTRATION:  Address ________________________________________________________
               City ____________________________ State _______ Zip ____________

               Social Security Number ____-____-____  or Tax I.D.# ___-_______
               Date of Birth ____/____/____

               Social Security Number ____-____-____  or Tax I.D.# ___-_______
               Date of Birth ____/____/____

Under penalties of perjury, the undersigned certified (1) that the number shown as his taxpayer identification number is his correct taxpayer identification number and (2) that he is not subject to back up withholding either because he has not been notified that he is subject to backup withholding as a result of a failure to report all interest and dividends or because the Internal Revenue Service has notified him that he is no longer subject to backup withholding.

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MAILING ADDRESS FOR CORRESPONDENCE AND CASH DISTRIBUTIONS
Name(s)_______________________________________________________________________
Address_______________________________________________________________________
City ____________________________________ State __________ Zip ____
(If different from above)
______________________________________________________________________________
TITLE TO  _____Individual      _____Tenants in Common   _____IRA  ___Partnership
BE HELD:  _____Joint Tenants/  _____Corporation   _____Trust   ___Pension Plan
 Rights of Survivorship _____Marital Property _____Custodian ____Profit Sharing

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SIGNATURES:    I hereby certify as follows:  That a copy of the Prospectus, including the Subscription Agreement attached thereto, as amended and/or supplemented to date, has been delivered to me, and I acknowledge that such Prospectus was received.

     Executed this ___ day of _______, 199__, at ___________(city) ___ (state).

     Signature (investor's, otherwise Trustee of IRA, Pension Plan, etc.) ______

     Additional Signature (if joint tenant)

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The undersigned hereby represents that it has reasonable grounds to believe on the basis of information obtained from the above-named investor concerning his-her investment objectives, other investments, financial situation and needs, and any other information known by it that:

A. The above-named investor is or will be in a financial position appropriate to enable him-her to realize, to a significant extent, the benefits discussed in the Prospectus;
B. The above-named investor has a fair market net worth sufficient to sustain the risks inherent in the Shares, including loss of investment and lack of liquidity; and
C. The Shares are otherwise suitable for the above-named investor. I further represent that prior to executing this purchase transaction, I informed the above-named investor of all pertinent facts relating to the liquidity of the Shares.

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SOLICITING DEALER ENDORSEMENT:
               Firm _________________________________________________________
               Registered Representative _______________________ Phone ______ Address ______________________________________________________
               Dealer Authorized Signature __________________________________
NOTE: Checks to be made payable to:  INVESTORS REAL ESTATE TRUST, 12 SOUTH
                                     MAIN ST.,
                                     MINOT, ND 58701

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Accepted by:   INVESTORS REAL ESTATE TRUST

               ________________________________
               By:  ODELL-WENTZ & ASSOCIATES      Date _________________
                        (Advisor)


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